UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2008


                        TEXAS SWEET CRUDE OIL CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                      000-53282                98-0460379
(State or Other Jurisdiction         (Commission            (I.R.S. Employer
    of Incorporation)                File Number)         Identification Number)

    3280 Suntree Blvd, Suite 105
            Melbourne FL                                         32940
(Address of principal executive offices)                       (Zip Code)


      (Registrant's telephone number, including area code) (828) 489-9409


                              Oxbow Resources Corp.
                           109-2675 South Jones Blvd.
                             Las Vegas, Nevada 89146
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

APPOINTMENT OF DIRECTORS & OFFICERS

On January 13, 2009, a majority of the shareholders of the Company appointed the following Directors and Officers of the Company, effective as of equal date.

Wayne Doss, age 56, is appointed the President, CEO, Secretary, and Director of the Company. Mr. Doss has served as CFO and CEO for over 25 years in both Public and Private Companies. Mr. Doss serves as CEO of Keller Industries for 9 years, a $250,000,000 Building Products Company with 4,000 employees. Over the past 5 years Mr. Doss has consulted and served various capacities assisting small public companies with start-ups, interim officer positions, accounting issues and regulatory filings. Mr. Doss is a graduate from the University of Maryland with degrees in accounting and business management.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 10, 2008, and effective as of the same date, the Company filed Articles of Amendment with the state of Delaware changing the name of the Company to Texas Sweet Crude Oil Corporation.

In addition, a majority of the shareholders resolved to complete a reverse stock split of the Company`s outstanding common stock on a ratio of 1 share for every 1500 shares outstanding. This corporate action became effective on December 31, 2008.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Texas Sweet Crude Oil Corporation


Date: January 15, 2009                By: /s/ Wayne Doss
                                          --------------------------------------
                                          Wayne Doss
                                          President, CEO, Secretary and Director